UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 26, 2003

(Date of Earliest Event Reported)

HUMANA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-5975 (Commission File Number)	61-0647538 (I.R.S. Employer Tax Identification No.)

500 West Main Street
Louisville, KY 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant=s telephone number, including area code)

Item 5.

           Humana Military Healthcare Services was notified today by the Department of Defense that it was not successful in its bid for the TRICARE program's retail pharmacy contract.

          Under government contract procurement regulations, the Company has the right to appeal the award decision on the retail pharmacy contract.

         The Company is currently evaluating this option and, consequently, is maintaining its guidance for 2003 and 2004 diluted earnings per common share, as stated in its second quarter 2003 earnings press release dated July 28 2003.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
BY: /s/Arthur P. Hipwell Arthur P. Hipwell Senior Vice President and General Counsel

Date:    September 26, 2003